Exhibit 10.47
AMENDMENT NO. 4 TO THE
APPLIED MATERIALS, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN
     APPLIED MATERIALS, INC., having adopted the Applied Materials, Inc. Executive Deferred Compensation Plan (the “Plan”) effective as of July 1, 1993, amended and restated the Plan in its entirety effective as of April 1, 1995, and amended the restated Plan on three subsequent occasions, hereby again amends the restated Plan, effective as of December 31, 2004, as follows:
     1. Section 9.1 is amended by deleting the last sentence thereof.
     2. A new Section 9.4 is added immediately after Section 9.3 to read as follows:
     “9.4 Freezing of Plan. Notwithstanding any contrary Plan provision, the Plan is frozen effective as of December 31, 2004. After December 31, 2004, no new Participants will be admitted to the Plan, and Compensation Deferrals will be discontinued. Each Participant’s Account will continue to be maintained until it has been distributed to him or her (or, in the event of death, the Participant’s Beneficiary) in accordance with the provisions of the Plan, unless the Plan is terminated at an earlier time pursuant to this Section 9.”
     IN WITNESS WHEREOF, Applied Materials, Inc., by its duly authorized officer, has executed this Amendment No. 4 to the restated Plan effective as of the date specified above.

APPLIED MATERIALS, INC.
By:	/s/ Robert G. Hartley
Title: Vice President,
Compensation & Benefits